UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2021 (September 30, 2021)

Assisted 4 Living, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-226979	82-1884480
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5115 East SR 64 Bradenton, Florida	34208
(Address of Principal Executive Office)	(Zip Code)

(855) 668-3331

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2021, Assisted 4 Living, Inc., a Nevada corporation (the “Company”), entered into an Agreement for the Purchase and Sale of Business Assets and Real Estate (the “Purchase Agreement”), by and between the Company and Autumn Accolade, Inc., (“Asset Seller”), Deborah S. Penn, as Trustee under the provisions of a Trust Agreement dated October 8, 2012, and known as the Denton M. Penn Jr. Trust, as to an undivided one-half interest; Deborah S. Penn, as Trustee under the provisions of a Trust Agreement dated October 8, 2012, and known as the Deborah S. Penn Trust, as to an undivided one-half interest (together, “RE Seller,” and collectively with Asset Seller, the “Seller”).

Asset Seller owns and operates a licensed assisted living facility located in Green Valley, Illinois known as Autumn Accolade (the “Business”). Asset Seller also owns various assets in conjunction with the operation of the Business, including all assets that are located at, on or within the Premises including those assets that are affixed to the Premises (collectively, “Assets”). RE Seller is the owner in fee simple of the real estate upon which the Assets are located (the “Premises”).

Subject to the terms of the Purchase Agreement, the Company is acquiring the Assets and the Premises from the Sellers in exchange for $2,300,000 and the assumption of certain liabilities. The Company paid a $110,000 deposit (the “Deposit”) upon execution of the Purchase Agreement, which is being held in escrow and will be applied to the purchase price at closing, or refunded if the closing doesn’t occur. The Company paid an additional $15,000 deposit to the Seller upon execution of the Purchase Agreement, which is not refundable.

The closing shall take place promptly following the satisfaction or waiver of the conditions to closing (but in no event less than 30 days thereafter unless otherwise agreed to by the parties). In the event the closing has not taken place by March 31, 2022, then either party may terminate the Purchase Agreement by written notice to the other party so long as such party is not then in breach of the Purchase Agreement, and the Deposit will be immediately returned to the Company, less $35,000 to be paid to the Seller if the Seller is able to close but the Company has failed to meet a financing contingency prior to the March 31, 2022 closing date. The Company may extend the March 31, 2022 closing date to no later than June 30, 2022 upon written notice to the Seller prior to the March 31, 2022 and the payment to the Seller of a non-refundable amount of $20,000, which shall not be applied to the purchase price.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereunder and any other agreements to be entered into by the parties are qualified in their entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

You are urged to read said exhibit attached hereto in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement for the Purchase and Sale of Business Assets and Real Estate by and between Assisted 4 Living, Inc. and Autumn Accolade, Inc., Deborah S. Penn, as Trustee under the provisions of a Trust Agreement dated October 8, 2012, and known as the Denton M. Penn Jr. Trust, as to an undivided one-half interest; Deborah S. Penn, as Trustee under the provisions of a Trust Agreement dated October 8, 2012, and known as the Deborah S. Penn Trust, as to an undivided one-half interest, dated as of September 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 6, 2021	ASSISTED 4 LIVING, INC.

	By:	/s/ Janet Huffman
Janet Huffman, CFO